Exhibit 10.1

PURCHASE AGREEMENT

by and between

WEBSTER REHAB, LP,

a Texas limited partnership

as Seller,

and

CARTER VALIDUS PROPERTIES, LLC,

a Delaware limited liability company

as Purchaser

Premises:	Clear Lake Rehabilitation Hospital
Webster, Texas

Date:	April 30, 2014

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Contract”) is made and entered into as of the Effective Date (as hereinafter defined) by and between WEBSTER REHAB, LP, a Texas limited partnership (“Seller”), whose principal place of business is located at 7670 Woodway Drive, Suite 160, Houston, Texas 77063, and CARTER VALIDUS PROPERTIES, LLC, a Delaware limited liability company (“Purchaser”), whose principal place of business is located at 4211 West Boy Scout Boulevard, Suite 500, Tampa, Florida 33607. The “Effective Date” shall be the date the Title Company (as hereinafter defined) receives an original counterpart of this Contract signed by both Seller and Purchaser, as evidenced by the Title Company’s signature hereto.

ARTICLE I

PROPERTY

Section 1.01 Property. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions set forth herein, the following properties and assets:

(a) That certain tract of real property located in Webster, Texas more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with all of Seller’s right, title and interest in and to (i) all and singular the rights and appurtenances pertaining to such real property, including any easements, and all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way, and (ii) any and all water, oil, gas, mineral rights, water rights or similar rights or privileges (including tap rights) appurtenant to or used in connection with the ownership or operation of such real property (all of the foregoing being hereinafter collectively referred to as the “Real Property”).

(b) All improvements, structures and fixtures now constructed and completed with respect to and situated on the Real Property, including without limitation that certain medical facility (estimated but not guaranteed to contain approximately 54,568 square feet of gross building area), and licensed to operate as a forty-five (45) bed rehabilitation hospital, tougher with all of Seller’s right, title and interest in all parking areas, loading dock facilities, landscaping and other improvements, structures and fixtures (all of the foregoing being hereinafter collectively referred to as the “Improvements”).

(c) All of Seller’s interest in all leases covering all or any portion of the Real Property and/or the Improvements (collectively, the “Leases”), all security deposits, prepaid rents and similar prepaid items attributable to periods after Closing, any receivables attributable to periods after Closing for common area maintenance, taxes, insurance and/or other items, if any, due and payable under any lease for all or any portion of the Real Property and/or the Improvements, and all of Seller’s right, title and interest in all parking agreements, and (to the extent assignable) all contract and other intangible rights which are

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owned by Seller and are appurtenant to the Real Property and/or the Improvements, including (to the extent assignable) any rights of Seller in and to: the license to operate forty five (45) rehabilitation hospital beds; all roof, HVAC and other warranties issued with respect to the Improvements, if any; the right to use of the trade name associated with the Improvements (and any and all derivations of such names to the extent protected by any trademark rights); all licenses, permits and approvals and any service agreements and other contracts affecting the Real Property; and telephone exchange numbers associated exclusively with the Real Property, if any (all of the foregoing being hereinafter collectively referred to as the “Intangible Property”).

(d) All of Seller’s right, title and interest, if any, in all equipment, furniture, furnishings, machinery, heating, plumbing, ventilation and air conditioning systems and equipment, carpet, tile, floor coverings, security devices, sprinkler systems, supplies, tenant lease files, leasing records, tenant credit reports, telephone systems, audio systems, keys, surveys, plans and specifications (whether in cad, electronic or other format), maintenance equipment and supplies and all other tangible personal property situated on the Real Property and used in connection therewith or with the Improvements along with Seller’s interest as lessee in any rented or leased personal property, to the extent approved by Purchaser (all of the foregoing being hereinafter collectively referred to as the “Personal Property”).

All of the foregoing items purchased under this Contract are collectively referred to as the “Property”.

ARTICLE II

PURCHASE PRICE

Section 2.01 Purchase Price. The purchase price (the “Purchase Price”) is an amount equal to the product of the first twelve (12) months base rent actually payable (i.e., any months in which rent is deferred under the terms of the Lease are not included in the twelve month calculation period) by the Operating Tenant, as hereinafter defined, divided by a capitalization rate of 7.75%. For example, in the event that base rent for the first twelve months, beginning after any deferral period under the Lease, is Two Million and No/100 Dollars ($2,000,000), the Purchase Price shall be $25,806,451.61 calculated as the product of $2,000,000 divided by 7.75%. The Purchase Price will be paid by Purchaser to Seller at the Closing (as hereinafter defined) in cash or immediately available wire transfer funds.

Section 2.01 Earnest Money. Purchaser will, within two (2) business days after the Trigger Date, deposit the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) as the earnest money hereunder (the “Initial Deposit”), with Alamo Title Company, 1800 Bering, Suite 150, Houston, Texas 77057, Attention: David Pitschmann (the “Title Company”). In the event this Contract is not terminated prior to the end of the Review Period, then no later than two

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(2) business days after the end of the Review Period, Purchaser shall deposit the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the “Additional Deposit”) with Title Company. As used herein, the term “Earnest Money Deposit” means the Initial Deposit and, if made, the Additional Deposit, together with all interest accrued from time to time thereon. The Earnest Money Deposit may, at the option of Purchaser, be in the form of cash, certified check, cashier’s check or other immediately available funds. The Title Company must hold the Earnest Money Deposit in an interest-bearing account at a federally insured banking institution acceptable to Purchaser, with all interest being paid to Purchaser or Seller, as the case may be, in accordance with the terms of this Contract. At the Closing, the Earnest Money Deposit will be applied toward the Purchase Price, but otherwise the Earnest Money Deposit will be held by the Title Company, returned to Purchaser, or delivered to Seller, as directed by Purchaser and Seller to the Title Company.

ARTICLE III

REVIEW ITEMS

Section 3.01 Survey. Seller shall, within two (2) business days following the Trigger Date, deliver to Purchaser a copy of Seller’s most recent survey of the Property (the “Existing Survey”). Within twenty (20) days after satisfaction of the Completion Condition by Seller’s delivery of the Completion Condition Documentation to Purchaser, Purchaser shall obtain a new as-built ALTA survey of the Property and deliver a copy thereof to Seller (the “Updated Survey”), which Updated Survey shall be prepared by a surveyor licensed in the State in which the Property is located. Subject to approval of the Updated Survey by Seller, Purchaser and the Title Company, the legal description of the Real Property contained in the Updated Survey will be the description of the Real Property used in the Deed (as hereinafter defined) unless the Land is a platted subdivision reserve or lot, in which event the lot and block legal description shall be used.

Section 3.02 Title Review Items. Seller shall obtain and cause to be delivered to Purchaser within fifteen (15) days after the Trigger Date a ALTA for commitment for title commitment, issued by the Title Company which shall set forth the state of title to the Real Property and the Improvements and provide copies of all title exception documents referred to therein (collectively, the “Title Commitment”). Purchaser shall, on or before the twenty-fifth (25th) day after the Trigger Date, deliver to Seller in writing any objections to matters (other than standard printed exceptions) shown in the Title Commitment and/or on the Existing Survey. Purchaser’s failure to timely object to any exception set forth in the Title Commitment or any disclosure made on the Existing Survey shall be deemed to constitute Purchaser’s approval of all such exceptions and disclosures and all such exceptions and disclosures shall then become Permitted Exceptions (as defined herein), for purposes of the Title Commitment and the approval of the Existing Survey, respectively. If Purchaser timely objects to any exceptions or matters (that are properly objectionable) set forth in the Title Commitment or Existing Survey in accordance with the terms and conditions of this Section 3.02, then Seller shall have the right, but not any obligation, to attempt to cure, or cause to be cured, any such items which are the subject of such timely objections within ten (10) days of the date

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Seller receives Purchaser’s objections to such items. Notwithstanding any provision to the contrary, Purchaser shall not be required to object to any monetary liens or monetary encumbrances created by or through Seller (or assumed or affirmatively accepted subject to by Seller), mechanics’ and materialmen’s liens created by or through Seller, or real property taxes and assessments existing against the Property and due and payable prior to the Closing Date (as defined herein), and the parties agree that such items (collectively, the “Nonpermitted Exceptions”) will be released as of the Closing (as defined herein). If Seller elects not to cure, or fails to timely respond to any of Purchaser’s objections, then Seller shall be deemed to have elected not to cure such item and Purchaser may, within fifteen (15) days thereafter, terminate this Contract by the delivery to Seller and the Title Company of a written notice of termination pursuant to this Section 3.02; provided, however, that in the event that Purchaser timely delivers notice of termination pursuant to this Section 3.02, the Escrow Agent shall promptly release and return the Earnest Money Deposit to Purchaser. If Purchaser fails to timely give notice of termination, it will be deemed to have waived its objection to the disapproved, uncured item(s), whereupon each such disapproved, uncured item shall then become a Permitted Exception. Purchaser may obtain an updated Title Commitment from time to time prior to Closing to determine if there are any additional exceptions to coverage noted in respect to the Real Property, and upon receipt thereof (and any instruments of record relating thereto) will deliver a copy thereof to Seller. If any new matter (not shown on the Existing Survey or earlier Title Commitment) appears on the Updated Survey or any updated Title Commitment, Purchaser and Seller shall follow the same objection and cure timeline and process as set forth above in respect to such matters, with the dates for objection and the timelines beginning with the date on which the Purchaser obtained the Updated Survey (or was required to have done so, if sooner) or obtained the updated Title Commitment, and the parties have the same rights and remedies for uncured subsequent objections to any such new objectionable Updated Survey or updated Title Commitment matters as are set forth above for the initial Existing Survey and original Title Commitment review by Purchaser.

Section 3.03 Other Review Items. To the extent not previously delivered, Seller shall, within three (3) business days following the Trigger Date, deliver to Purchaser (or make available for Purchaser’s review on an electronic, internet-based server) the items shown on Schedule 3.03 to this Contract, to the extent in Seller’s possession but only to the extent identified as “Immediate Delivery Items” thereon. To the extent that the items on Schedule 3.03 are identified as “Subsequent Delivery Items” they will be delivered to Purchaser (or made available for Purchaser’s review on an electronic, internet-based server) within ten (10) business days after they become available to Seller but in all cases at least five (5) business days before the end of the Review Period.

Section 3.04 Inspection. Purchaser has the right, at all reasonable times upon reasonable advance notice to and arrangement with Seller’s designated access coordination agent(s), to conduct during the Review Period (as hereinafter defined) on-site non-invasive, non-destructive inspections, physical inspections and tests of the Property, including, without limitation, the right to enter and inspect all portions of the Property (subject to the rights of tenants in possession), to interview tenants and to

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inspect and audit Seller’s books and records that relate to the Property (but not matters identified by Seller as confidential or proprietary information that relates to Seller’s business generally, income tax records, records that inextricably mixed with those of other business of Seller, and attorney-client privileged materials); provided, however, Purchaser agrees not to materially interfere with any tenant’s possession and/or Seller’s operations or cause any damage to the Property. Prior to any such inspections, Purchaser shall cause Seller to be named as certificate holder on a certificate of insurance showing that Purchaser has in force a policy of commercial general liability insurance with limits of at least $2,000,000.00 per occurrence and general aggregate combined single limits for bodily injury/death and property damage covering all activities of Purchaser, its agents, servants and representatives on the Property, and prior to entry onto the Premises by any independent contractor or consultant engaged by Purchaser, Purchaser shall provide an insurance certificate of the contractor or consultant evidencing that it has equivalent minimum general liability insurance coverage in effect. The limits of such insurance do not limit the liability of Purchaser under this Section. Seller hereby directs the manager of the Property to cooperate with the reasonable requests of Purchaser and provide Purchaser with such assistance as Purchaser reasonably deems appropriate in order to exercise its inspection rights hereunder. Seller and/or Seller’s representative may be present during Purchaser’s on-site inspections and tenant interviews. Purchaser shall, at its expense, repair any damage to the Property caused by Purchaser’s (or its agents’, servants’, employees, contractors’ or consultants’) inspection or testing thereof, and shall indemnify, defend and hold harmless Seller from and against any and all claims, actions, suits, liens, damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys fees, court costs and costs to personal property or personal injury to the extent resulting from any acts performed in exercising Purchaser’s rights under this Article III (whether directly or through its agents, servants, employees, contractors or consultants). The obligations of Purchaser herein to indemnify, defend and hold harmless Seller and repair damage to the Property shall survive any termination of this Contract for any reason, and (other than repair obligations) survive Closing (the “Surviving Obligations”).

ARTICLE IV

REVIEW PERIOD

Section 4.01 Review Period. Purchaser has from the Trigger Date until 5:00 p.m., Tampa, Florida time, on the thirtieth (30th) day following the Trigger Date (such time period, the “Review Period”) to review and approve such items and to conduct such inspections, interviews, tests and audits as Purchaser, in its sole discretion, deems appropriate, including, but not limited to obtaining appraisals, surveys, engineering, work and a Phase I Environmental Audit and if a Phase II Environmental Audit is recommended in the Phase I Environmental Assessment, a Phase II Environmental Assessment. Purchaser shall also have the right to interview the Seller’s user group at the Property.

Section 4.02 Waiver Notice. If for any or no reason Purchaser, in its sole and absolute discretion, is not satisfied with the items to be delivered by Seller to Purchaser

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under Article III, the results of such inspections, interviews, tests or audits or any other fact or situation with respect to the Property, then in such event Purchaser shall have the right to terminate this Contract. If Purchaser fails, for any or no reason, to deliver Seller written notice (the “Waiver Notice”) unconditionally waiving this termination right on or before the end of the Review Period, this Contract shall be deemed automatically terminated. Purchaser’s failure to deliver the Waiver Notice on or before the expiration of the Review Period shall be deemed Purchaser’s election to terminate this Contract under this Section 4.02.

Section 4.03 Termination. If this Contract has been terminated in accordance with, and subject to the terms of this Article IV, the parties hereto shall thereupon be relieved of all liabilities and obligations hereunder and the Earnest Money Deposit shall be refunded fully and promptly to Purchaser. Seller expressly acknowledges and agrees that, if Purchaser requests the Title Company to return the Earnest Money Deposit as a result of Purchaser’s election to terminate this Contract under Section 4.02, then the Title Company shall have no obligation to independently determine whether Purchaser has the right to receive the Earnest Money Deposit, and the Title Company may rely solely upon the written instructions set forth in any written notice delivered by Purchaser from and after such election, without the joinder, approval or consent of Seller. Purchaser will promptly return to Seller any due diligence materials delivered by Seller.

Section 4.04 Seller’s Obligation to Remove Liens. Notwithstanding Purchaser’s delivery of a Waiver Notice, or anything else to the contrary in this Contract, Seller must remove at or prior to the Closing any mortgages and mechanics and materialmen liens created, suffered or incurred by, through or under Seller against the Property.

Section 4.05 Service Contracts. Seller agrees that all service and maintenance contracts (collectively, the “Service Contracts”) must be terminated by Seller on or before the Closing Date unless Purchaser otherwise elects, by written notice prior to the end of the Review Period, to assume same; provided, however, Seller has no obligation to terminate any Service Contracts which cannot be terminated, without cause and without any termination fee, on thirty (30) or less days’ notice. The Service Contracts exclude management and leasing agreements, all of which must be terminated by Seller, at Seller’s sole cost, on or before the Closing Date.

ARTICLE V

GOOD AND MARKETABLE TITLE

Section 5.01 At the Closing, Seller will convey fee simple title to the Real Property and the Improvements to Purchaser by Special Warranty Deed and title to the Personal Property and the Intangible Property by the Bill of Sale (as hereinafter defined), free and clear of any and all Nonpermitted Exceptions; subject, however, to the following (collectively, the “Permitted Exceptions”):

(a) General real estate taxes for the year in which the Closing occurs and subsequent years not yet due and payable.

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(b) To the extent not comprising Nonpermitted Exceptions and to the extent Purchaser’s proper and timely objection thereto has not been waived or deemed waived by Purchaser pursuant to Section 3.02 hereof: all easements, restrictions, rights-of-way, party wall agreements, encroachments, covenants, reservations, agreements, leases, tenancies, licenses, conditions and other encumbrances or matters affecting all or any portion of the Property to the extent (i) reflected as exceptions in the Title Commitment (other than the standard printed exceptions on Schedule B to the Title Commitment) and not timely and properly objected to by Purchaser pursuant to Section 3.02 hereof; (ii) reflected on the Survey, as recertified, and not timely and properly objected to by Purchaser pursuant to Section 3.02 hereof; and/or (iii) created by or consented and agreed to in writing by Purchaser prior to or at the Closing.

(c) The rights of tenants, as tenants only, under unrecorded written leases delivered by Seller to Purchaser prior to the Closing.

Section 5.02 Owner Policy. At the Closing, Purchaser must be able to obtain (for issuance in the ordinary course of the Title Company’s business after Closing), at Seller’s sole cost and expense for the base policy premium only, a standard ALTA Owner Policy of Title Insurance (the “Owner Policy”) issued by the Title Company in Purchaser’s favor in the amount of the Purchase Price, insuring Purchaser’s fee simple title to the Real Property and the Improvements subject only to the Permitted Exceptions and the standard printed exceptions shown in the Title Commitment (Purchaser may obtain such available endorsements and extended coverage as it may desire at Purchaser’s sole cost).

ARTICLE VI

CLOSING

Section 6.01 Closing. Subject to satisfaction or waiver of the Conditions Precedent to Closing set forth in Section 9.05 of this Contract, the purchase and sale of the Property (the “Closing”) will be held through escrow at the offices of the Title Company and will occur at 11:00 a.m. Tampa, Florida time on the earlier of the date which is: (i) fifteen (15) days after the end of the Review Period (the “Closing Date”) but in no event later than sixty (60) days after satisfaction or waiver of the Conditions Precedent to Closing set forth in Section 9.05 of this Contract (the “Outside Date”). In the event the closing does not occur on or before the Outside Date, then this Contract shall be null and void with no further obligations between the parties, except with respect to those obligations that expressly survive termination.

Section 6.01 Seller’s Obligations. At the Closing, Seller shall execute and deliver to Purchaser, and/or cause the execution and delivery by all parties other than Purchaser of, the following with respect to the Property:

(a) That certain special warranty deed (the “Deed”) in the form attached hereto as Exhibit B and made a part hereof for all purposes.

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(b) That certain blanket conveyance, bill of sale, assignment and assumption agreement (“Bill of Sale”) in the form attached hereto as Exhibit C and made a part hereof for all purposes.

(c) That certain assignment and assumption of leases (the “Lease Assignment”) in the form attached hereto as Exhibit D and made a part hereof for all purposes to the extent that any leases are being assigned.

(d) That certain affidavit (the “FIRPTA Affidavit”) in the form attached hereto as Exhibit E and made a part hereof for all purposes.

(e) That certain tenant estoppel certificate (the “Tenant Estoppel Certificate”) in the form attached hereto as Exhibit F and made a part hereof for all purposes from the Operating Tenant (as hereinafter defined) (the “Required Estoppel”). The Tenant Estoppel Certificate, in order to be effective, must be dated no earlier than thirty (30) days prior to the Closing Date. The Tenant Estoppel Certificate must be completed to reflect the terms of the Operating Lease. As a condition to Closing, the Tenant Estoppel Certificate must not, unless expressly waived by Purchaser in writing, disclose the following (“Unacceptable Exceptions”): any material defaults or other matters reasonably unacceptable to Purchaser. The completed form of the Tenant Estoppel Certificate must be prepared by Seller and submitted to Purchaser, for Purchaser’s review and reasonable approval (only for compliance with the requirements of this paragraph and not adding additional certification matters), prior to delivery to the Operating Tenant. Purchaser shall deliver any comments to the completed Tenant Estoppel Certificate within three (3) business days following receipt thereof, failing which such completed Tenant Estoppel Certificate shall be deemed approved. Seller agrees to use all reasonable efforts to obtain and deliver to Purchaser the Required Estoppel no later than the third (3rd) business day prior to the Closing Date. Seller will not be in default for failure to deliver the Required Estoppel (or for delivery of a Required Estoppel that contain Unacceptable Exceptions) and Purchaser’s sole recourse for such failure will be to terminate this Contract, release the parties from any further obligations hereunder (except Surviving Obligations), and receive the Earnest Money Deposit. Each party shall be entitled to extend the Closing Date (by giving written notice of extension to the other party at or prior to then-scheduled Closing) for up to fifteen (15) days if the Required Estoppel has not been obtained, in order to allow Seller additional time to attempt to obtain the Required Estoppel.

(f) Original counterparts (to the extent available in the possession of Seller, or if not, then copies) of all Leases, lease files (including all correspondence, applications and credit reports), operating agreements, reciprocal easement agreements, options, warranties, guarantees, permits and other agreements related to the Property, including all modifications, supplements or amendments to each of the foregoing.

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(g) All landlord keys and security devices (including access codes) to the Property that are in the possession of Seller.

(h) To the extent necessary to permit the Title Company to remove any exception in the Owner Policy for mechanics’ and materialmen’s liens and general rights of parties in possession, an affidavit as to debts and liens and parties in possession executed by Seller, made to the Title Company and in a form reasonably acceptable to the Title Company, along with such other items reasonably required by the Title Company, including any instruments necessary in order for the Title Company to give extended coverage.

(i) Seller’s certification that to the best of Seller’s knowledge, all representations and warranties made by Seller under this Contract are true, complete and correct in all material respects as of the Closing Date (if accurate or, if not accurate, a description of the basis for such inaccuracy). An updated rent roll certified by Seller to be true, complete and correct in all material respects to the best of Seller’s actual knowledge.

(j) That certain tenant notification letter (the “Tenant Letter”) in the form attached hereto as Exhibit G and made a part hereof for all purposes.

(k) Appropriate evidence of Seller’s authority to consummate the transactions contemplated by this Contract as may be required by the Title Company.

(l) Original counterparts of the Closing Statement; and

(m) Estoppel certificates, in form and substance reasonably satisfactory to Purchaser, from all parties to any declarations, business park covenants or other agreements materially affecting all or any portion of the Property, each to the extent designated by Purchaser during the Review Period and in substantially the form attached hereto as Exhibit I and made a part hereof. Seller will not be in default for failure to deliver such estoppel certificates and Purchaser’s sole recourse for such failure will be to terminate this Contract and receive the Earnest Money Deposit.

(n) Subordination and nondisturbance agreement in a form attached hereto as Exhibit N or another form reasonably acceptable to Purchaser and Tenant.

Section 6.02 Purchaser’s Obligations. At the Closing, Purchaser shall deliver the Purchase Price to Escrow Agent to deliver to Seller in cash or by wire transfer of immediately available funds, and shall execute and deliver to Escrow Agent to deliver to Seller the following with respect to the Property:

(a) The Tenant Letter.

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(b) Appropriate evidence of Purchaser’s authority to consummate the transactions contemplated by this Contract as may be required by the Title Company.

(c) The Lease Assignment.

(d) The Bill of Sale.

Section 6.03 Management Transition/Warranties. From and after the date hereof, Seller will provide Purchaser with copies of all current income and expense reports concerning the Property as and when received by Seller. Seller agrees that Purchaser may contact Seller and its managing agent to obtain copies of and to discuss any income and expense reports prepared for the Property and to discuss the operation of the Property. Seller shall use its commercially reasonable efforts to obtain at Closing the consents of the issuers of any roof warranties and all other warranties affecting the Property, if any of the same exist and are then in effect (without any representation or warranty by Seller that any such warranties exist), to the assignment of such roof warranties and all other warranties at Closing from Seller to Purchaser, including by making property management personnel available at reasonable times and after reasonable notice for inspections of the roof by such roof warranty issuers and the other issuers of the other warranties and executing such documents as reasonably necessary to assign any such warranties to Purchaser. Seller shall be responsible for any fees, including but not limited to, inspection fees assessed by the warranty issuers to give such consents, together with the cost of any repairs or replacements required by any warranty issuer as a condition to delivery of its consent.

Section 6.04 Possession. Possession of the Property must be delivered by Seller to Purchaser at the Closing, subject only to the Permitted Exceptions.

Section 6.05 Due Diligence Costs. Purchaser will pay its own costs in conducting its due diligence activities.

ARTICLE VII

CLOSING ADJUSTMENTS

Section 7.01 General Prorations. The following will be apportioned at the Closing:

(a) Rents, if any, as and when collected (the term “rents” as used in this Contract including base rent, percentage rent, common area maintenance, parking, tax, insurance and other payments due and payable under any Lease for all or any portion of the Improvements, together with all sales and other taxes thereon) and all other income generated by all or any portion of the Property, including parking revenue. There will be no proration of rents accrued but not collected as of the Closing Date; however, Seller shall be entitled to receive such rents to the extent collected or received by Seller or Purchaser after the Closing.

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(b) Taxes and other assessments (including personal property taxes on the Personal Property) applicable to the Property. Special assessments certified by any municipal utility district or other taxing authority prior to the Closing Date must be paid in their entirety by Seller at or before the Closing, except to the extent such assessments are payable in installments, in which event they shall be prorated between the parties. If the tax rate or assessed valuation or both have not yet been fixed, the proration shall be based on a good faith estimate as to the amount of such taxes for the current year after consideration of the tax rate and/or assessed valuation last fixed; provided that the parties hereto agree that to the extent the actual taxes for the current year differ from the amount so apportioned at the Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive delivery of the Deed.

(c) Payments under any Service Contracts, if any, which pursuant to Section 4.05 Purchaser has agreed to assume at the Closing.

(d) Gas, electricity and other utility charges, if any, to be apportioned on the basis of the last meter reading.

In making such apportionments, Purchaser will receive credit for all rents and other income paid with respect to the day of the Closing, and Purchaser will be charged for taxes and other expenses incurred with respect to the day of the Closing. All apportionments are to be subject to post-closing adjustments as necessary to reflect later relevant information not available at the Closing and to correct any errors made at the Closing with respect to such apportionments; provided, however, that such apportionments shall be deemed final and not subject to further post-closing adjustments if no such adjustments have been requested in writing after a period of sixty (60) days from such time as all necessary information is available to make a complete and accurate determination of such apportionments. All apportionments (regardless of whether all relevant information has been received or errors have been made) are final and not subject to further post-closing adjustment one (1) year following the Closing Date, unless the party requesting further apportionment of an item can prove actual knowing misrepresentation or fraud in regard to such item and brings an action therefor within the applicable statute of limitations.

Section 7.02 Specific Prorations. Anything hereinabove contained to the contrary notwithstanding:

(a) Notwithstanding any provision in this Contract to the contrary, in the event that the tenant under the Leases is responsible for paying any of the items which are to be prorated, then there shall only be a proration to the extent that the tenant under such Leases does not pay for the same (excluding by reason of any voluntary release of such tenant obligation granted by Purchaser after Closing).

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(b) At the Closing, all discounts for the prepayment of any taxes paid at the Closing shall be prorated. Seller shall retain and be entitled to receive any tax refunds issued after Closing to the extent applicable to the period prior to the Closing. Seller may not initiate nor demand Purchaser initiate or continue any litigation to collect such tax refunds. There will be no proration of any insurance related expenses, it being agreed that Purchaser will obtain its own insurance coverage as of the Closing Date.

(c) As to gas, electricity and other utility charges in Seller’s name, Seller may on written notice to Purchaser on or before the Closing Date elect to pay one or more of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereunto and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the delivery of the Deed; provided, however, that Seller will not take any action or fail to take any action which would result in the cessation or termination of utility service to the Property.

(d) Seller and Purchaser agree that all rents received by Purchaser after the Closing from any tenant after reasonable costs of collection, if any, incurred by Purchaser shall be applied first to current rentals owed (or imminently owed) by such tenant, and then to delinquent rentals, if any, owed by such tenant in the inverse order of their maturity, and Purchaser will deliver to Seller any such delinquent rentals owed Seller and received following the Closing. For a period of six (6) months following the Closing, Purchaser shall use reasonable efforts to collect for Seller any rental payments past due as of the Closing or due subsequent to Closing for a period prior to Closing, from tenants who were tenants as of the Closing; provided, however, Purchaser shall not be required to declare a lease default or institute any legal action in any court against any tenant. Seller will deliver to Purchaser, within five (5) business days following receipt, any rents received by Seller after the Closing and attributable to the period from and after the Closing. From and after the sixth (6th) month following the Closing Date, Seller shall have the right to pursue reasonable collection remedies against any tenant owing delinquent rentals owed Seller, provided that (i) Seller shall notify Purchaser of its intent to institute any collection remedy or proceeding not less than fifteen (15) days prior to the institution thereof, and (ii) Seller shall in no event institute any proceeding to evict or dispossess a tenant from the Property. Purchaser may, by written notice to Seller within ten (10) days of receipt of Seller’s notice of intent to institute collection remedies or proceedings, restrict Seller from collecting such delinquent rentals, but only if Purchaser first pays Seller such delinquent rentals in exchange for Seller’s assignment to Purchaser of all of Seller’s rights and causes of action with respect thereto.

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(e) At the Closing, Seller shall credit to the account of Purchaser against the Purchase Price (i) any security deposit reflected as being made under any leases executed with respect to the Property or otherwise actually collected by Seller, together with all interest, if any, which must be paid thereon to any tenant thereunder; and (ii) all prepaid rents and other charges paid in advance by any tenants of the Property and attributable to the period from and after the Closing; and in each case, the Lease Assignment shall provide for Purchaser’s assumption of the obligation to return any such sums (and, if applicable, interest thereon) to the extent same are so credited, but not otherwise. If any security deposits are in the form of a letter of credit, Seller must deliver to Purchaser at Closing the original letter of credit, together with all assignment/transfer documentation (fully executed and bank authenticated, as applicable) and assignment/transfer fees required by the issuing entity to cause same to be reissued to Purchaser immediately following the Closing.

(f) Leasing commissions and tenant improvement expenses relating to lease agreements pertaining to the Property shall be apportioned between the parties as follows:

(i) All such expenses relating to leases executed before the Trigger Date, and which are not contingent on renewal or expansion of any such Lease after the Trigger Date, shall be the sole obligation of Seller and shall be paid in full by Seller (regardless of whether any portion of such expenses may not otherwise become due until after the Closing Date), on or before the Closing Date and, if Purchaser fails to receive reasonably acceptable evidence of such payment (together with the release of any lien applicable thereto), the unpaid portion shall be credited against the Purchase Price.

(ii) All such expenses relating to Leases executed before the Trigger Date, which are solely payable with respect to and contingent upon renewal of any such Lease or expansion into additional space by the tenant under any such Lease after the Closing Date shall be the sole obligation of Purchaser, provided such expenses are disclosed in the Leases and commission agreements delivered to Purchaser during the Review Period. Any such expenses not so disclosed shall render Seller liable for any such expenses and, if Purchaser fails to receive reasonably acceptable evidence of payment (together with the release of any lien applicable thereto) on or before the Closing, Purchaser will receive a credit therefor against the Purchase Price.

(iii) Any such expenses relating to Leases executed between the Trigger Date and Closing shall be borne by Seller and, if Purchaser fails to receive reasonably acceptable evidence of payment (together with the release of any lien applicable thereto) on or before the Closing, Purchaser will receive a credit therefor against the Purchase Price.

Section 7.03 Transaction Costs. Seller shall be responsible for (a) all attorneys fees and expenses, if any, of counsel to Seller; (b) all documentary stamp, transfer,

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surtax and excise taxes payable upon the transfer of the Property and/or recordation of the Deed under Texas laws; (c) the cost of the base premium for the Owner Policy; (d) one-half (1/2) of any escrow and other charges of the Title Company/Escrow Agent; (e) the cost of the Updated Survey obtained by Purchaser prior to Closing not to exceed $5,000; and (f) any costs of performance of any obligations of Seller under this Contract (mandatory or discretionary) unless such costs are specifically allocated to Purchaser herein. Purchaser shall be responsible for (a) all attorneys’ fees and expenses, if any, of counsel to Purchaser; (b) one-half (1/2) of any escrow and other charges of Title Company/Escrow Agent; (c) any costs and expenses in connection with obtaining financing for the purchase of the Property, including, without limitation, any recordation or transfer taxes required to be paid upon the recordation of any deed of trust, mortgage or other security agreement executed and recorded in connection with such financing; (e) any costs for any endorsements or extended coverage requested by Purchaser or its lender to the Owner Policy, if available, and (f) any costs of performance of any obligations of Purchaser under this Contract (mandatory or discretionary) unless such costs are specifically allocated to Seller herein.

Section 7.04 Brokerage Commissions. Purchaser represents to Seller that Purchaser has not engaged the services of any broker, finder or other agent in regard to this Contract. Purchaser hereby agrees to indemnify Seller and hold Seller harmless against all liability, loss, cost, damage and expense (including, but not limited to, attorneys’ fees and court costs, including any appeal that may be filed) which Seller shall ever suffer or incur because of any claim by any broker, finder, or other agent, excluding Broker, whether or not meritorious, for any fee, commission or other compensation with respect hereto resulting from the acts of Purchaser. Seller represents to Purchaser that Seller has not engaged the services of any real estate broker, finder or other agent in regard to this Contract. Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless against all liability, loss, cost, damage and expense (including, but not limited to, attorneys’ fees and court costs, including any appeal that may be filed) which Purchaser shall ever suffer or incur because of any claim by any broker, finder, or other agent, whether or not meritorious, for any fee, commission or other compensation with respect hereto resulting from the acts of Seller. This provision shall survive Closing.

Section 7.05 Survival. The terms of this Article shall survive the termination of this Contract and the Closing and delivery of the Deed.

ARTICLE VIII

TERMINATION AND REMEDIES

Section 8.01 Purchaser’s Default. If Purchaser defaults under this Contract and such default continues uncured for a period of five (5) business days after Seller gives Purchaser written notice of such default or, if sooner, until Closing (but no such notice and opportunity to cure shall be required for breach of Purchaser obligations due to be performed at Closing and the same shall immediately allow Seller’s remedies), then Purchaser shall be in material breach and Seller shall be entitled, as Seller’s sole and exclusive remedy, to terminate this Contract by giving

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written notice to Purchaser before Purchaser has in fact cured such default, whereupon Seller shall be entitled to receive the Earnest Money Deposit and the Escrow Agent shall deliver the Earnest Money Deposit to Seller. Seller and Purchaser acknowledge and agree that delivery of the Earnest Money Deposit shall be deemed liquidated damages for Purchaser’s breach of this Contract, it being further agreed that the actual damages to Seller in the event of such breach are impractical to ascertain and the Earnest Money Deposit is a reasonable estimate thereof. Seller has no right to specifically enforce Purchaser’s obligations under this Contract nor to seek or otherwise collect any actual, out-of-pocket, lost profit, punitive, consequential, treble, or other damages from or against Purchaser; provided, however, that, notwithstanding the foregoing, Seller may additionally enforce Purchaser’s liability for the indemnity, defense, hold harmless and physical repair obligations of Purchaser expressly set forth in this Contract. In no event shall any officer, director, agent or employee of Purchaser or its partners be personally liable for any of Purchaser’s obligations under this Contract or the documents to be delivered at the Closing.

Section 8.02 Seller’s Default. If Seller defaults under this Contract and such default continues uncured for a period of five (5) business days after Purchaser gives Seller written notice of such default or, if sooner, until Closing (but no such notice and opportunity to cure shall be required for breach of Seller obligations due to be performed at Closing and the same shall immediately allow Purchaser’s remedies), then Seller shall be in material breach and Purchaser shall be entitled, as Purchaser’s sole and exclusive remedies, to either (a) terminate this Contract upon written notice to Seller and to request the Title Company to return the Earnest Money Deposit, together with all accrued interest thereon, to Purchaser, or (b) pursue an action to enforce specific performance of Seller’s obligations under this Contract. If for any reason Seller fails, neglects, refuses or otherwise defaults in the performance of any covenant contained in this Contract, Purchaser may, as its sole and exclusive remedies, either (i) elect in writing to terminate this Contract whereupon Escrow Agent shall return the Earnest Money Deposit to Purchaser and Seller will refund any portion of the Earnest Money Deposit disbursed to Seller by Escrow Agent, if applicable, and the parties shall be relieved of all further obligations hereunder, except those which expressly survive termination of this Contract; or (ii) seek specific performance of Seller’s obligations hereunder. Notwithstanding the foregoing, if Purchaser’s remedy of specific performance is not available to Purchaser because of Seller conveying or mortgaging the Property to a third party prior to the Closing Date, then upon Purchaser’s termination of this Contract pursuant to clause (i) hereof Purchaser shall be entitled to recover liquidated damages from Seller in an amount equal to Net Consideration received by the Seller for wrongful sale of the Property or wrongful mortgage of the Property to such third party. The term “Net Consideration” shall mean the positive difference of (A) the purchase price or mortgaged proceeds actually received by Seller for the sale of the Property to a third party prior to the Closing Date net of any and all closing expenses incurred by Seller in connection with the sale, less (B) the Purchase Price plus all costs and expenses that Purchaser would reasonably be projected to have incurred in connection with acquiring the Property. The amount of the Earnest Money Deposit so refunded under this Section 8 shall not act as an offset to any damages actually suffered by the Purchaser due to Seller’s default under this Contract.

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ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.01 Seller’s Representations. Seller hereby represents and warrants to Purchaser except as set forth in that certain schedule (the “Disclosure Schedule”) attached hereto as Exhibit H and made a part hereof for all purposes, as follows:

(a) Seller is a duly organized, validly existing limited partnership in good standing under the laws of the State of Texas and is authorized to conduct business in the State of Texas. This Contract has been duly authorized, executed and delivered by Seller, and is and at the time of the Closing will be a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(b) Seller has received no written notice of any (and, to Seller’s actual knowledge, there is no) current, proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such proceeding, which would affect the Property in any way whatsoever.

(c) Seller has not received any written notice of a claim that the Property does not comply with any federal, state, county, city or any other laws, ordinances, rules and regulations, including, but not limited to, those relating to environmental, zoning, land use and division, building, fire, health and safety matters, of any government or any agency, body or subdivision thereof bearing on the construction of the Improvements and on the operation, ownership or use of the Property (collectively, “Applicable Laws”), which noncompliance Seller has not cured.

(d) Seller has received no written notice of any pending or threatened, litigation which does or would affect the Property or Seller’s ability to fulfill all of its obligations under this Contract. Except as set forth in the Disclosure Schedule, there are no outstanding claims on Seller’s insurance policies which claims relate to the Property.

(e) Seller has delivered to Purchaser true and complete copies of all Leases. To Seller’s knowledge, no default or breach exists on the part of any tenant under the Leases. Seller as landlord has fully completed all construction obligations and all tenant improvements specified in the Leases to be the responsibility of the landlord thereunder and has paid all tenant improvement costs, allowances and leasing commissions applicable thereto and no such costs are payable at any time hereafter. Seller has not received any notice of any default or breach on the part of the landlord under any of the Leases, nor, to Seller’s knowledge, does there exist any default or breach on the part of the

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landlord thereunder. No Lease grants any tenant any right to purchase all or any portion of the Property. There are no agreements of Seller (or any other party, to Seller’s knowledge) which would require the payment of a leasing commission by the landlord upon any renewal or expansion of an existing Lease or new Lease executed or otherwise exercised after the Trigger Date. There are no pending contracts for the sale of all or any portion of the Property.

(f) Except as disclosed to Purchaser, there are no Service Contracts or other written agreements for services, supplies or materials affecting the use, operation or management of the Property. Seller has delivered to Purchaser true, complete and correct copies of all Service Contracts.

(g) Seller has not received any written notice concerning any alleged violation of any applicable environmental law, rule or regulation which remains uncured.

(h) Purchaser has no obligation to continue to employ any persons presently employed by Seller at the Property.

(i) Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code (“Code”)), and is not subject to the provisions of Sections 897(a) or 1445 of the Code related to the withholding of sales proceeds to foreign persons.

Section 9.02 Purchaser’s Representations. Purchaser hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

(a) Purchaser is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of its organization, and has all requisite power and authority to carry on its business as now conducted. This Contract constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(b) Purchaser has the capacity and complete authority to enter into and perform this Contract, and no consent, approval or other action by any person or entity (other than the person signing this Contract on behalf of Purchaser and any approval to be obtained by Purchaser during the Review Period) will be needed thereafter to authorize Purchaser’s execution and performance of this Contract.

Section 9.03 Discovery. If either Seller or Purchaser discovers, prior to or at the Closing, that any representation or warranty of the other party is false, misleading or inaccurate in any material respect, the discovering party may, at its option, terminate this Contract and the parties hereto shall be relieved of all liabilities and obligations hereunder and (a) if Purchaser is the discovering party, Purchaser shall be entitled to the immediate return of the Earnest Money Deposit, together with all accrued interest thereon, and to pursue its remedies under Section 8.02 of this Contract; and (b) if Seller is

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the discovering party, Seller shall be entitled to pursue its remedies under Section 8.01 of this Contract. If the discovering party elects to proceed to Closing such party cannot later bring a claim against the other as to such discovered matter. Representations and warranties under this Article IX shall fully survive the Closing and the delivery of the Deed, but to the extent that neither Seller nor Purchaser has made any claim as to the breach of any such representation or warranty within two (2) years after the Closing Date, such representations and warranties will terminate and be of no further force and effect.

Section 9.04 Operating Covenants. Seller agrees to operate and maintain the Property prior to the Closing in a manner consistent with its current operating procedures, and shall not, without the prior written consent of Purchaser, do any of the following:

(a) Enter into any contract (other than leases which are subject to clause (b) below) that will not be fully performed by Seller on or before the Closing Date or that will not be susceptible of cancellation by Purchaser on or after the Closing Date upon thirty (30) days or less prior written notice, without cost or liability to Purchaser, or amend, modify or supplement any existing contract (other than leases which are subject to clause (b) below) or agreement in any material respect.

(b) Enter into any new lease or amend, modify, supplement or terminate any existing lease. Seller agrees that, after the Review Period, Purchaser shall have the right, without Seller’s consent, to enter into new leases affecting all or any portion of the Property, as long as any such lease will only take effect from and after the Closing Date. Seller agrees to reasonably cooperate with Purchaser’s leasing efforts.

(c) Fail to maintain its current insurance covering Seller’s interest in the Property or advise Purchaser promptly of the occurrence of any fire or other casualty affecting the Property.

(d) Sell, assign or create any right, title or interest whatsoever in or to the Property (including any so-called “back-up” contracts which are expressly prohibited) or create any voluntary lien, thereon from and after the date of the Title Commitment, other than liens or encumbrances noted in the Title Commitment, without promptly discharging same or otherwise complying with the terms of Section 4.04.

(e) Intentionally take any action which would have the effect of violating any of the representations and warranties of Seller contained in this Contract.

Section 9.05 Conditions Precedent. Purchaser is not obligated to perform under this Contract unless all of the following conditions precedent are satisfied (or waived in writing by Purchaser) and are otherwise true and correct as of the Closing Date:

(a) All of Seller’s representations and warranties are true and correct in all material respects.

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(b) Seller has performed all of its covenants, agreements, and obligations under this Contract in all material respects and is otherwise not in default.

(c) Seller has delivered all (i) Required Estoppels in compliance with Section 6.02(e) and the SNDA required by Section 6.02(n).

(d) There have not been adverse changes in the matters reflected in the Title Commitment, the Survey, the rent roll, the operating statements, leasing market studies or the other items delivered to, or reviewed by, Purchaser hereunder since the date of delivery, approval or review, as applicable, of such items (except to reflect those items approved or otherwise created in writing by Purchaser) which adverse changes, collectively, result in a material adverse change in condition relative to this purchase and sale transaction as a whole.

(e) All of the following shall have occurred (or such requirements shall have been waived in writing by Purchaser) (collectively, the “Principal Closing Conditions”):

(i) Seller shall have fully completed construction of those certain improvements strictly in accordance with the plans and specifications (the “Plans and Specifications”) attached hereto as Exhibit K and incorporated herein by reference, which completion shall be evidenced and conclusively established by a certificate of occupancy (“CO”) issued by the applicable governing authority of the jurisdiction where the Property is located and issuance of a certificate of completion issued by the project architect, Ascension Group Architects (collectively, the “Completion Condition” and “Completion Condition Documentation”, respectively);

(ii) Seller shall have received and provided Purchaser copies of all required licenses, permits, certifications and other approvals necessary to operate the Premises as a rehabilitation hospital containing no less than forty-five (45) beds (the “Permit Condition”);

(iii) the term of that certain Lease Agreement (the “Operating Tenant Lease”) to be executed and dated                      (the “Lease Effective Date”) by and between Heartland Rehabilitation Hospital LLC, a Delaware limited liability company (“Operating Tenant”), as “Tenant” therein, and Seller, as “Landlord” therein, the minimum terms of the Operating Lease are attached hereto as Exhibit L, shall have commenced, with Operating Tenant having commenced operations at the Property, being obligated to pay rent in accordance with the Operating Tenant Lease and having paid rent for a period of no less than one (1) month (the “Operating Tenant Minimum Operating Term Condition”) (the Required Estoppel in acceptable form under this Contract shall satisfy the

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Operating Tenant Minimum Operating Term Condition as long as six months pass from the date certified therein by the Operating Tenant for the commencement of the term of the Operating Lease); and

(f) Seller has performed all of its covenants, agreements, and obligations under this Contract in all material respects and is otherwise not in default beyond any applicable notice and cure period required by the terms of Section 8.02 hereof.

(g) Notwithstanding the generality of the foregoing, Seller shall use good faith efforts to satisfy all of the foregoing conditions precedent (and will perform its obligations under this Contract so as not to cause a material default that results in failure of any condition precedent). If any of the foregoing conditions precedent (other than the Principal Closing Conditions) is not satisfied by Closing, then Purchaser may waive one or more of such conditions precedent, extend the Closing Date for one period of up to an additional thirty (30) days, or terminate this Contract, in any such event by written notice to Seller. If Purchaser elects to close, Purchaser will be deemed to have waived any conditions actually known by Purchaser to be unsatisfied at the Closing. If Purchaser elects to terminate, the Earnest Money Deposit shall be immediately returned to Purchaser and that shall be the sole remedy of Purchaser unless failure of the condition is also a default by Seller in which event Purchaser’s remedies shall be as set forth in Section 8.02 hereof.

(h) The documentation to be delivered by Seller establishing satisfaction of the Principal Closing Conditions is herein collectively called the “Satisfaction Documentation.” Seller shall notify Purchaser in writing (the “Satisfaction Notice”) when it believes it has delivered all required Satisfaction Documentation to establish satisfaction of the Principal Closing Conditions. If Purchaser does not notify Seller in writing within thirty (30) days after Purchaser’s receipt of the Satisfaction Notice that there is specific required Satisfaction Documentation that Seller has not delivered, then Purchaser shall be deemed to have accepted that the Closing Conditions have been satisfied and the date of satisfaction of the Closing Conditions shall be deemed to have occurred on the date of the Satisfaction Notice for all purposes of this Contract. If Purchaser timely notifies Seller of undelivered Satisfaction Documentation that in fact has not been delivered, then the date of satisfaction of the Closing Conditions for purposes of this Contract shall be the date on which Seller delivers the last item of such missing Satisfaction Documentation accompanied by a notice from Seller that the delivery of such last item or item satisfy the Closing Conditions

(i) In the event that a Completion Condition Documentation (to reflect satisfaction of the Completion Condition per paragraph (1) of Section 9.05(e)(i) hereof) is not delivered on or before twenty-four (24) months after the Effective Date or waived in writing by Purchaser in Purchaser’s sole and absolute discretion, then this Contract shall automatically terminate and be of no further force and effect and the parties shall be relieved of any further liability with respect to this Contract, except for Surviving Obligations.

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(j) In the event that the remainder of the Principal Closing Conditions have not been satisfied on or before thirty (30) months following receipt of CO or waived in writing by Purchaser in Purchaser’s sole and absolute discretion, then this Contract shall automatically terminate and be of no further force and effect and the parties shall be relieved of any further liability with respect to this Contract, except for Surviving Obligations.

Section 9.06 Post-Closing Claim. If: (i) Purchaser makes a claim against Seller with regard to a representation or warranty which expressly survives Closing, (ii) Purchaser makes such claim within the two (2) year time period set forth in Section 9.03 above, and (iii) Purchaser obtains a final and non-appealable judgment against Seller which remains unpaid for a period of thirty (30) days, then Seller agrees that Purchaser shall have the right to trace the Purchase Price to the extent necessary to satisfy such claim. Seller represents to Purchaser that Seller has (or will prior to distribution of any such disposition proceeds) provide written notice to Seller’s partners, shareholders and members (and, if such partners, shareholders and members are entities whose sole material asset is their respective interest in Seller, their respective members, partners and affiliates) of this tracing provision. Seller acknowledges and agrees that Purchaser has relied and has the right to rely upon the foregoing in connection with Purchaser’s consummation of the transaction set forth in this Contract.

ARTICLE X

NOTICES

Section 10.01 Notices. Any notice, demand or other communication which may or is required to be given under this Contract must be in writing and must be: (a) personally delivered; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation) to Purchaser and Seller as listed below. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) two (2) business days after the date of posting if transmitted by registered or certified mail, return receipt requested, (iii) the first (1st) business day after the date of deposit, if transmitted by reputable overnight courier service, or (iv) the date of transmission with confirmed answer back if transmitted by facsimile, whichever shall first occur. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication and any specified copies are actually received in writing by the party and all other persons to whom they are required or permitted to be given. Purchaser and Seller may change its address for purposes hereof by notice given to the other parties in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given unless and until it is actually received by the other parties. Notices hereunder shall be directed as follows:

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If to Purchaser:	Carter Validus Properties, LLC,
a Delaware limited liability company
4211 W. Boy Scout Blvd., Suite 500
Tampa, FL 33607
	Attention:	John E. Carter
	Telephone:	(813) 263-5312
	Facsimile:	(813) 287-0397
	Email:	jcarter@cvreit.com

With a copy to:	GrayRobinson, P.A.
201 North Franklin Street, Suite 2200
Tampa, FL 33602
	Attention:	Stephen L. Kussner, Esquire
	Telephone:	(813) 273-5296
	Facsimile:	(813) 273-5145
	Email:	stephen.kussner@gray-robinson.com

If to Seller:	Webster Rehab, LP
c/o Medistar Corporation
7670 Woodway, Suite 160
Houston, Texas 77063
	Attention:	Robert Hodge
	Telephone:	(713) 266-8990
	Facsimile:	(713) 977-7177
	Email:	Bob@Medistarcorp.com

With a copy to:	Medistar Corporation
7670 Woodway, Suite 160
Houston, Texas 77063
	Attention:	Greg Aclin
	Telephone:	(713)266-8990
	Facsimile:	(713) 977-7177
	Email:	grega@medistarcorp.com

Notwithstanding the foregoing, any notices delivered by one party to the other party under Article IV may be sent by facsimile and will be deemed given as of the date and time shown on the confirmation slip generated by the sender’s facsimile machine. Purchaser’s counsel may deliver any notice required or otherwise permitted to be given by Purchaser hereunder with the same effect as if given directly by Purchaser.

ARTICLE XI

RISK OF LOSS

Section 11.01 Minor Damage. In the event of “minor” loss or damage [being defined for the purpose of this Contract as damage to the Property such that the Property could be repaired or restored, in the opinion of an architect mutually acceptable to Seller

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and Purchaser (with any fees, costs or expenses pertaining to such opinion to be borne equally by Purchaser and Seller), to a condition substantially identical to that of the Property immediately prior to the event of damage at a cost equal to or less than $250,000 and which would not permit any tenant to terminate its Lease, neither Seller nor Purchaser shall have the right to terminate this Contract as to the Property due to such damage but Seller shall, at Seller’s option as expressed to Purchaser in writing, either (a) reduce the Purchase Price by an amount equal to the cost to repair such damage, or (b) repair and restore the damaged portion of the Property to a condition substantially identical to that which existed immediately prior to the occurrence of such damage and in either such event Seller shall retain all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty, rental loss and other insurance policies relating to the Property. If Seller elects to repair and restore the damaged portion of the Property, Seller shall act promptly and diligently to complete such repairs in a good and workmanlike manner and shall complete such repairs prior to the Closing Date if reasonably possible. If it is not reasonably possible to complete such repairs prior to the Closing Date, the parties will nonetheless proceed to the Closing, but Seller must give Purchaser a credit equal to the remaining cost to complete such repairs.

Section 11.02 Major Damage. In the event of a “major” loss or damage (being defined as any loss or damage which is not “minor” as defined hereinabove), Purchaser shall have the option of terminating this Contract by written notice to Seller, in which event Seller and Purchaser shall thereupon be released from any and all liability hereunder. If Purchaser elects not to terminate this Contract, Purchaser and Seller shall proceed with the Closing, provided Seller shall assign all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty, rental loss and other insurance policies relating to the Property, and Purchaser shall receive a credit against the Purchase Price in an amount equal to the aggregate amount of any deductible(s) under the insurance policies assigned to Purchaser, together with the uninsured portion of any such damage.

Section 11.03 Vendor and Purchaser Risk. Except as set forth in Section 11.01 and Section 11.02, Seller shall bear the full risk of loss until Closing. Upon the Closing, full risk of loss with respect to the Property shall pass to Purchaser.

Section 11.04 Condemnation. If before the Closing any condemnation or eminent domain proceedings are threatened or initiated against all or any portion of the Property and, in the reasonable opinion of Purchaser, such condemnation or eminent domain proceedings would materially interfere with the current use of the Property, then Purchaser may terminate this Contract upon written notice to Seller and Seller and Purchaser shall thereupon be released from any and all further liability hereunder. If Purchaser does not elect to terminate this Contract within ten (10) business days after receipt of written notice of the commencement of any such proceedings, or if, in the reasonable opinion of Purchaser, such condemnation or eminent domain proceedings would not materially interfere with Seller’s current use of the Property, Seller shall assign to Purchaser at the Closing all rights and interest of Seller in and to any condemnation awards payable or to become payable on account of such condemnation or eminent domain proceedings.

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ARTICLE XII

MISCELLANEOUS

Section 12.01 Entire Agreement; Confidentiality. This Contract constitutes the entire agreement between the parties hereto and supersedes any prior understanding, letter of intent or written or oral agreements between the parties concerning the Property.

Section 12.02 No Rule of Construction. This Contract has been drafted by both Seller and Purchaser and no rule of construction shall be invoked against either party with respect to the authorship hereof or of any of the documents to be delivered by the respective parties at the Closing.

Section 12.03 Multiple Counterpart; Governing Law. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument, and shall be construed and interpreted under the laws of the State in which the Property is located (without regard to conflicts of laws) and all obligations of the parties created hereunder are performable in the City and County in which the Property is located.

Section 12.04 Attorneys’ Fees. In the event of any litigation or other proceeding brought by either party hereunder, the prevailing party shall be entitled to recover its attorneys’ fees and costs of suit.

Section 12.05 Interpretation. This Contract shall, unless otherwise specified herein, be subject to the following rules of interpretation: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to persons or entities include their permitted successors and assigns; (d) words and terms which include a number of constituent parts, things or elements, including the terms Improvements, Permitted Exceptions, Personal Property, Intangible Property and Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (f) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms; (g) the words “approve” or “consent” or “agree” or derivations of said words or words of similar import mean, unless otherwise expressly provided herein or therein, the prior approval, consent, or agreement in writing of the person holding the right to approve, consent or agree with respect to the matter in question, and the words “require” or “judgment” or “satisfy” or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment or satisfaction shall, unless otherwise expressly provided herein or therein, be in the sole and absolute discretion of the person holding the right to approve, consent or agree or who may make a requirement or judgment or who must be satisfied; (h) the words

24

“include” or “including” or words of similar import shall be deemed to be followed by the words “without limitation”; (i) the words “hereto” or “hereby” or “herein” or “hereof” or “hereunder,” or words of similar import, refer to this Contract in its entirety; (j) references to sections, articles, paragraphs or clauses are to the sections, articles, paragraphs or clauses of this Contract; and (k) numberings and headings of sections, articles, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of this Contract. Seller acknowledges that Seller’s obligations with respect to any covenant, indemnity, representation or warranty under this Contract which expressly survives the Closing shall be considered a “liability” for purposes of any member or other distribution limitation imposed under the organizational laws applicable to Seller and/or its members, shareholders and partners.

Section 12.06 Exhibits. The exhibits attached hereto shall be deemed to be an integral part of this Contract.

Section 12.07 Modifications. This Contract cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. Any such modification need not be joined in by the Title Company.

Section 12.08 Reporting Person. Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

Section 12.09 Time of Essence. Time is of the essence to both Seller and Purchaser in the performance of this Contract, and they have agreed that strict compliance by both of them is required as to any date and/or time set out herein, including, without limitation, the dates and times set forth in Article IV of this Contract. If the final day of any period of time set out in any provision of this Contract falls upon a Saturday, Sunday or a legal holiday under the laws of the State in which the Property is located, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

Section 12.10 Confidentiality. Purchaser and Seller shall hold, and shall cause and their respective employees and representatives to hold, in strict confidence, and Purchaser and Seller shall not disclose, and shall prohibit their respective employees and representatives from disclosing, to any other person without the prior written consent of the other party, (a) the terms of this Contract and the Property, including the existing lease and sublease thereon, (b) any of the information in respect of the Property delivered to or for the benefit of Purchaser whether by its employees and representatives (“Purchaser’s Representatives”) or Seller or its respective employees and representatives (“Seller’s Representatives”), and (c) the identity of any direct or indirect owner of any beneficial interest in Seller or Purchaser. Notwithstanding anything contained in this Contract to the contrary, the parties obligations under clauses (a), (b) and (c) of the immediately preceding sentence shall survive the Closing and not be merged therein. Notwithstanding anything to the contrary hereinabove set forth, the parties may disclose

25

such information (i) on a need-to-know basis to its employees, agents, consultants, members of professional firms serving it or potential lenders, investors, consultants and brokers, on a confidential basis, such terms of the Contract as are customarily disclosed to such parties in connection with similar acquisitions, (ii) as may be required in order to comply with applicable laws, rules or regulations or a court order or as may be required for any disclosure or filing requirements of the Securities and Exchange Commission, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder or any authority governing disclosure filings required by applicable law, rules or regulations, including but not limited to the disclosure of any lease, including any amendments, modifications, extensions or renewals thereto and any collateral material used in connection with a public offering of securities by Purchaser or (iii) to the extent that such information is a matter of public record. By Seller’s execution of this Contract, Seller hereby confirms its agreement to indemnify, defend and hold Purchaser free and harmless from and against any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations (including reasonable attorneys’ fees, expenses and disbursements), of any kind or nature whatsoever, arising out of Seller’s breach of this Section.

Section 12.11 Trigger Date. The “Trigger Date” is the first date that occurs after all of the Principal Closing Conditions have been satisfied or waived in writing by the Purchaser or such earlier date as selected by Purchaser in Purchaser’s sole discretion. If the Principal Conditions are not satisfied or waived in writing by Purchaser on or before thirty (30) months from the receipt of the Certificate of Occupancy or if the Completion Condition Documentation is not delivered on or before twenty four (24) months from the Effective Date, then this Contract shall be null and void with no further obligations between the parties, except with respect to those obligations that expressly survive termination.

Section 12.12 Memorandum of Purchase Contract. The parties agree that upon execution of this Contract by the last of Seller and Purchaser, the parties will enter into a Memorandum of Purchase Contract (the “Memorandum”) that shall be recorded by Purchaser following the Effective Date of this Contract. The Memorandum shall be in substantially the same form attached hereto as Exhibit M.

Section 12.13 Property Level Financial Information. Seller acknowledges that Purchaser is, or may elect to assign all of its right, title and interest in and to the Contract to, a company that is subject to the requirements of the Exchange Act and/or the Securities Act (a “Registered Company”) promoted by the Purchaser or to an affiliate of a Registered Company (a “Registered Company Affiliate”). In the event Purchaser is a Registered Company or Purchaser’s assignee under the Contract is a Registered Company or a Registered Company Affiliate, the Registered Company will be required to make certain filings with the U.S. Securities and Exchange Commission (“SEC”) required under SEC Rule 3-14 of Regulation S-X (the “SEC Filings”) that relate to previous fiscal years for the Property and/or the tenant and subtenant. To assist the Registered Company with the preparation of the SEC Filings, Seller agrees to, and shall, provide Purchaser and the Registered Company with financial information regarding the

26

Property and/or the Operating Tenant (and any subtenants, if any) for the years requested by Purchaser, the Registered Company, and/or Purchaser’s or the Registered Company’s auditors. Such information may include, but is not limited to, bank statements, operating statements, general ledgers, cash receipts schedules, invoices for expenses and capital improvements, insurance documentation, and accounts receivable aging related to the Property and/or the tenant and subtenant (“SEC Filing Information”). Seller shall deliver the SEC Filing Information requested by Purchaser, the Registered Company and/or Purchaser’s or the Registered Company’s auditors prior to the expiration of the Review Period, and Seller agrees to cooperate with Purchaser, the Registered Company and Purchaser’s or the Registered Company’s auditors regarding any inquiries by Purchaser, the Registered Company and Purchaser’s or the Registered Company’s auditors following receipt of such information, including delivery by Seller of an executed representation letter prior to Closing in form and substance requested by Purchaser’s or the Registered Company’s auditors (“Representation Letter”). A sample Representation Letter is attached to the Contract as Exhibit J; however, Purchaser’s and/or the Registered Company’s auditors may require additions and/or revisions to such letter following review of the SEC Filing Information provided by Seller. Seller consents to the disclosure of the SEC Filing Information in any SEC Filings by the Registered Company. Seller’s obligations under this Section 12.11 shall survive the Closing and not be merged therein.

Section 12.14 Seller’s Patriot Act Disclosure/Representation. Purchaser represents that neither Seller nor any of Seller’s affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business (“Classified Persons”) under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and Seller will not assign this Contract to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such Classified Persons. Any permitted assignee of this Contract is deemed to make this representation upon acceptance of an assignment of this Contract.

Section 12.15 Tax-Deferred Exchange. Either Seller or Purchaser may consummate the sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended, provided that (i) all costs, fees, and expenses attendant to the Exchange shall be the sole responsibility of the party consummating the Exchange; (ii) the Closing shall not be delayed or affected by reason for the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Seller’s obligations and covenants under this Agreement; (iii) neither Purchaser nor Seller shall be required to (1) acquire or hold title to any real property other than the

27

Property for purposes of consummating the Exchange, (2) have its rights under this Agreement, including (without limitation) those that survive Closing, affected or diminished in any manner, or (3) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with §1031 of the Internal Revenue Code of 1986, as amended.

Section 12.16 Deposit. Notwithstanding any provision in this Agreement to the contrary, whenever in this Agreement the Deposit is to be returned to Purchaser, the Escrow Agent shall return the entire Deposit less One Hundred Dollars ($100.00) which shall be paid to Seller as consideration for the execution of this Purchase Agreement.

Section 12.17 Assignment. Purchaser shall have the right to assign all or any portion of its rights and obligations under this Agreement to any entity resulting from a merger or consolidation with Purchaser or any organization purchasing substantially all of (i) Purchaser’s assets, (ii) any entity succeeding to substantially all of the business and assets of Purchaser, (iii) any subsidiary, affiliate or parent of Purchaser, (iv) any entity controlling, controlled by or under common control with Purchaser or (v) any entity resulting from the reorganization of Purchaser outside of a bankruptcy reorganization. In such event, Purchaser shall notify Seller of such transfer. For purposes of this Purchase Agreement, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership or voting securities, by contract, or otherwise.

[SEE SIGNATURES ON THE FOLLOWING PAGES]

28

IN WITNESS WHEREOF, this Contract has been executed by Purchaser and Seller as of (but not necessarily on) the date and year first above written.

WITNESSES:		PURCHASER:

CARTER VALIDUS PROPERTIES, LLC, a Delaware limited liability company

/s/ Elizabeth Fay
Print Name:	Elizabeth Fay

		By:	/s/ Lisa Collado
/s/ Anatalia Sanchez		Print Name: Title:	Lisa Collado Vice President
Print Name:	Anatalia Sanchez

SELLER:

WEBSTER REHAB, LP, a Texas limited partnership

By: Webster Rehab GP, LLC, a Texas limited liability company, its general partner

/s/ Larry W. Vaile
Print Name:	Larry W. Vaile

		By:	/s/ Robert M. Hodge
/s/ Greg Aclin		Print Name: Title:	Robert M. Hodge Vice President
Print Name:	Greg Aclin

29

TITLE COMPANY JOINDER

The Title Company joins herein in order to evidence its agreement to perform the duties and obligations of the Title Company set forth herein and the accompanying escrow instructions and to acknowledge receipt, as of the date set forth below, of an original counterpart of this Contract signed by Seller and Purchaser. The Title Company acknowledges that any demand made by Purchaser for the return of the Earnest Money Deposit received on or before the last day of the Review Period need not be joined in by Seller in order to be effective.

Date: April 30, 2013

Alamo Title Company

By:	/s/ David W. Pitschmawn
Name:	David W. Pitschmawn
Title:	Sr. V.P. / Co-Counsel

30

SCHEDULE 3.03

LIST OF CERTAIN REVIEW ITEMS

TENANT INFORMATION

All of the below Tenant information items are “Subsequent Delivery Items” for purposes of the Contract:

1.	Rent Roll – Rent roll including square footage, lease term, base rent and scheduled rent escalations.

2.	Lease Documents – All leases, lease addendum, lease amendments, subleases, commencement verification letters, and any other letter agreements related thereto.

3.	Recent Leasing Activity – Copies of any and all proposals or letters of intent submitted to or received from existing or prospective tenants within the past six months.

4.	Tenant Financial Statements.

OPERATING INFORMATION

5.	Operating Statements – Monthly and YTD operating statements for the Operating Tenant the period from and after commencement of operations by Tenant on the Premises. (This is included in “Subsequent Delivery Items” for purposes of the Contract)

6.	Operating Budget – Current year’s operating and capital budget(s) for the Operating Tenant for each year of Operating Tenant’s operations on the Premises. (This is included in “Subsequent Delivery Items” for purposes of the Contract)

7.	Service Contracts – Copies of all service, maintenance, leasing, management, and other contracts or agreements to be assumed by Purchaser at closing, if any (Note - Seller discloses that it does not expect there to be any Service Contracts to deliver or for Purchaser to assume). (This is included in “Immediate Delivery Items” for purposes of the Contract)

8.	Tax Bills from and after commencement of construction of the improvements set forth on the Plans and Specifications. (This is included in “Subsequent Delivery Items” for purposes of the Contract)

BUILDING INFORMATION

9.	Property Condition Reports – All third party reports in Seller’s possession assessing the physical and structural condition of the Property and Property

Schedule 3.03 - 1

components including, without limitation: Engineering, Structural, Seismographic, Geotechnical, Mechanical, Roof, Environmental, Fire/Life/Safety, Air Quality Investigations; and ADA reports. (These items are included in “Subsequent Delivery Items” for purposes of the Contract, except to the extent any of the same are available on the Trigger Date and if any do exist on the Trigger Date then they are Immediate Delivery Items)

10.	As-Built Building Plans – Comprehensive set of “As-Built” plans including all specialty plan subsets: Architectural, Structural, Mechanical, Plumbing, Electrical, Roof, and Landscape plans. (These are included in “Subsequent Delivery Items” for purposes of the Contract)

11.	Active T.I. Plans – Comprehensive set of plans, specifications, construction contracts, and agreements for all tenant improvement or other construction projects currently underway or committed to at the Property. (This is included in “Subsequent Delivery Items” for purposes of the Contract, except to the extent any of the same are available on the Trigger Date and if any do exist on the Trigger Date then they are “Immediate Delivery Items”)

12.	Certificates of Occupancy – Copies of certificates of occupancy for the building shell(s) and all demised tenant spaces. (This is included in “Subsequent Delivery Items” for purposes of the Contract)

13.	Operating Permits, Licenses & Certifications – Copies of all licenses, permits, certifications, and other authorizations required for onsite operations including, without limitation, Sprinkler Certification(s), Fire Alarm Certification(s), Elevator Permits, Boiler Permit(s), Generator Permit(s), Infra-red Electrical Test(s), Fire Pump Permit(s), UST Permit(s), Back-Flow Certification(s); Swing Stage License(s), etc. (These are included in “Subsequent Delivery Items” for purposes of the Contract, except to the extent that one or more of the same are available on the Trigger Date, and if any do exist on the Trigger Date then they are “Immediate Delivery Items”)

14.	Elevator & HVAC Maintenance Logs – All historical periodic Elevator & HVAC maintenance reports, including comprehensive inventory of all mechanical systems units stating manufacturer, make/model, capacity, age, condition, and estimated remaining useful life, but not more than those applicable to the two (2) years preceding Closing (or the shorter period since being placed in service). (These are included in “Subsequent Delivery Items” for purposes of the Contract)

15.	Warranties & Guaranties – All active warranties and guaranties for products installed and workmanship performed on the project. (These are included in “Subsequent Delivery Items” for purposes of the Contract, except to the extent that one or more of the same are available on the Trigger Date, and if any do exist on the Trigger Date then they are “Immediate Delivery Items”)

Schedule 3.03 - 2

16.	Personal Property – Inventory of personal property to be transferred to Purchaser, if any. (These are included in “Subsequent Delivery Items” for purposes of the Contract, except to the extent that one or more of the same are available on the Trigger Date, and if any do exist on the Trigger Date then they are “Immediate Delivery Items”)

MISCELLANEOUS OTHER INFORMATION

The following items are included in “Subsequent Delivery Items” for purposes of the Contract, except to the extent that one or more of the same are available on the Trigger Date, and if any do exist on the Trigger Date then they are “Immediate Delivery Items”:

17.	Violations – Copies of any notices of violations from any agency or entity having public or private jurisdiction over the Property.

18.	Litigation – List of all litigation pending against the Property or the Seller relating to the Property.

19.	Insurance Documents – Current certificate of property insurance and certificate of liability insurance.

Title Commitment and Existing Survey will be obtained and/or delivered in accordance with the terms of the Contract.

Schedule 3.03 - 3

EXHIBIT A

LEGAL DESCRIPTION

A - 1

EXHIBIT B

SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made and entered into as of the      day of             , 201   by                             , a                                           (“Grantor”), whose mailing address is                             ,                     ,             ,         , to                     , a                              (“Grantee”), whose mailing address is                                         . Wherever used herein, the terms “Grantor” and “Grantee” shall include all of the parties to this instrument and their successors and assigns.

W I T N E S S E T H:

GRANTOR, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does hereby grant, bargain, sell and convey to Grantee the following described land situate and being in          County,          (the “Property”), to wit:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

TOGETHER WITH all the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, including, but not limited to, any and all rights and appurtenances (including easements, if any) pertaining to such real property and all right, title and interest of Grantor, if any, in and to adjacent streets, alleys and rights of way and any and all water, water rights or similar rights or privileges and all oil, gas and other mineral interests, if any, owned by Grantor with respect to the real property described in Exhibit “A”.

THIS CONVEYANCE is subject to those matters set forth on Exhibit “B” attached hereto and made a part hereof (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee and its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular the said Property unto the said Grantee and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal as of the day and year first above written.

, a

By:
Print Name:
Title:

Address:

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 201     by                     , as                      of                              corporation, on behalf of the corporation. They/he/she are/is personally known to me or produced                              as identification.

_______________________________________________________________
[Notarial Seal]	Notary Public, State of ____________________________________________
Print Name: ____________________________________________________
My Commission Expires: __________________________________________

EXHIBIT A

To Special Warranty Deed

PROPERTY DESCRIPTION

EXHIBIT C

BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

THE STATE OF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

That concurrently with the execution and delivery hereof,                             , a                      (“Assignor”), is conveying to                     , a Delaware limited liability company (“Assignee”), by Special Warranty Deed (the “Deed”), those certain tracts of land more particularly described on Exhibit A attached to the Deed and made a part thereof for all purposes (the “Property”). Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings ascribed to such terms in that certain Purchase Agreement dated             , 20     , by and between Assignor and                      with respect to the conveyance of the Property.

It is the desire of Assignor hereby to assign, transfer and convey to Assignee, subject, however, to those certain matters more particularly described on Exhibit B attached to the Deed thereto and made a part thereof for all purposes (collectively, the “Permitted Encumbrances”), all Improvements, Personal Property, and Intangible Property, including, without limitation, those items more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (collectively, the “Assigned Properties”); provided, however, the Assigned Properties shall not be deemed to include, Assignee shall have no liability under, and Assignor shall remain solely liable and responsible for, the contracts and other matters set forth on Exhibit B attached hereto and made a part hereof for all purposes (collectively, the “Non-Assigned Properties”).

NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby BARGAIN, ASSIGN, TRANSFER, SET OVER, CONVEY and DELIVER to Assignee, its successors, legal representatives and assigns, subject to the Permitted Encumbrances, all of the Assigned Properties.

TO HAVE AND TO HOLD the Assigned Properties, together with any and all rights and appurtenance thereto in anywise belonging to Assignor unto Assignee, its successors and assigns FOREVER, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular the Assigned Properties, subject to the Permitted Encumbrances, unto Assignee, its successors and assigns, against every person lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise. Assignee, by its acceptance hereof, hereby assumes all obligations of Assignor arising with respect to the Assigned Properties from and after the date hereof, but not otherwise.

C - 1

Assignor indemnifies Assignee from any claims applicable to the Assigned Properties with respect to the period prior to the date hereof. Assignee indemnifies Assignor from any claims applicable to the Assigned Properties with respect to the period from and after the date hereof.

IN WITNESS WHEREOF, Assignor has executed this instrument as of (but not necessarily on this      day of             , 20    .

WITNESSES:	ASSIGNOR:

, a

By:
Print Name:	Print Name:
Title:

Print Name:

ASSIGNEE:

, a

By:
Print Name:	Print Name:
Title:

Print Name:

C - 2

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASES

THE STATE OF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THAT,                             , a                      limited partnership (“Assignor”) hereby transfers, assigns and sets over unto                                         , a Delaware limited liability company (“Assignee”), any and all leases (the “Leases”) with tenants demising space in the premises (the “Premises”) described in Exhibit A attached hereto and made a part hereof for all purposes, and the Leases, together with all amendments thereto and modifications thereof, are more particularly described on the rent roll attached hereto as Exhibit B and made a part hereof for all purposes.

TO HAVE AND TO HOLD the Leases, together with any and all security deposits, prepaid rents, rights and appurtenances thereto in anywise belonging to Assignor unto Assignee, its successors, legal representatives and assigns FOREVER, and Assignor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the ownership of the landlord’s interest in the Leases unto Assignee, its successors, and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

Assignor indemnifies and agrees to hold Assignee harmless from and against any loss, cost, damage or expense incurred by Assignee and arising from or in connection with any liabilities or obligations of the landlord under the Leases (including specifically, without limitation, the liabilities and obligations of the landlord under the Leases with respect to security deposits) attributable to the period prior to the date hereof and Assignor shall be solely liable for such liabilities and obligations.

Assignee, by its acceptance hereof, agrees to assume and indemnify and hold Assignor harmless from and against all liabilities and obligations of the landlord under the Leases (including specifically, without limitation, the liabilities and obligations of the landlord under the Leases with respect to security deposits, the receipt of which Assignee acknowledges was made by credit to Assignee to the extent shown on the closing statement for Assignee’s acquisition of the Premises) to the extent same arise or are otherwise attributable to the period from and after the date hereof, but not otherwise; provided, however, (a) Assignee shall have no liability to indemnify and hold Assignor harmless from and against any liability or obligation arising under the Leases prior to the date hereof even though same may be subject to a claim brought after the date hereof; and (b) Assignee shall have no liability for the payment of any tenant finish costs or leasing commissions attributable to any of the Leases (including any commissions payable in

D - 1

connection with any renewal or expansion thereof) except as and to the extent expressly set forth on Exhibit C attached hereto and made a part hereof for all purposes, but not otherwise.

IN WITNESS WHEREOF, Assignor has executed this instrument as of (but not necessarily on) this      day of             , 20     .

WITNESSES:	ASSIGNOR:

, a

By:
Print Name:	Print Name:
Title:

Print Name:

ASSIGNEE:

, a

By:
Print Name:	Print Name:
Title:

Print Name:

D - 2

EXHIBIT E

FIRPTA AFFIDAVIT

THE STATE OF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                      (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by                      “Transferor”), Transferor hereby certifies the following:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor’s U.S. employer identification number is: ;

3.	Transferor is not a “disregarded entity” as defined in IRS Regulation 1.1445-2(b)(iii); and

4.	Transferor’s office address is .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document.

EXECUTED as of (but not necessarily on) this      day of             , 20    .

TRANSFEROR:

, a

By:
Name:
Title:

E - 1

SWORN TO AND SUBSCRIBED BEFORE ME this      day of              , 20    .

_______________________________________________________________
[Notarial Seal]	Notary Public, State of ____________________________________________
Print Name: ____________________________________________________
My Commission Expires: __________________________________________

E - 2

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

Attention:

Re:	Lease dated , between or its predecessor in interest (“Landlord”) and (“Tenant”) for Suite (the “Premises”) located at (the “Property”)

Ladies and Gentlemen:

The undersigned, the Tenant under the referenced Lease, hereby certifies and confirms to and agrees with                                          ,                                           [IF KNOWN, INSERT NAME OF ULTIMATE PURCHASING ENTITY], and their successors and assigns (collectively, “Purchaser”), any lender of Purchaser, and such lender’s successors and assigns (collectively, “Lenders”) and Landlord as follows:

1. A true, correct and complete copy of the lease Tenant has entered into and all amendments to the lease and all other agreements modifying or supplementing the lease are attached hereto as Exhibit 1 and incorporated herein by reference (collectively, the “Lease”). The Lease is the sole agreement between Landlord and Tenant relating in any way to the Premises and the Property, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises or the Property.

2. The term of the Lease commenced on             ,         , and shall expire on             ,         . Tenant has no right to terminate the Lease prior to its stated expiration other than as specifically set forth in the Lease with respect to casualty and condemnation.

3. The current fixed monthly rent under the Lease is $        , and Tenant has paid rent under the Lease through and including             , 200  . The Lease provides for Tenant to pay all operating expenses, real estate taxes, insurance premiums, and all costs of utilities for the Premises. [MAY NEED MODIFICATION IF TENANT PAYS UTILITIES DIRECTLY.].

4. The amount of the security deposit being held by Landlord is $        .

5. The number of rentable [LEASEABLE] square feet included with the Premises is approximately                     .

6. No monetary obligations of Tenant under the Lease, including, without limitation, rent have been prepaid, except as follows:                                                               .

7. The Landlord has fulfilled all of its obligations under the Lease to date, including without limitation (i) completion of the improvements and the space required to be completed by Landlord to date according to the Lease in accordance with the plans and specifications therefore approved by Tenant and (ii) all Tenant finish and other construction costs or allowances payable by Landlord have been paid and no such costs are payable hereafter under the Lease. As of the date of this certificate, Tenant has no knowledge of any violations of any exclusive use, co-tenancy, parking ratio or similar restrictions set forth in the Lease.

8. There are no existing defenses which Tenant has against enforcement of the Lease by Landlord. Tenant has not advanced any funds by or on behalf of Landlord, and Tenant is not entitled to any credit, offset or reduction in rent. There exists no default under the Lease. Tenant has not given Landlord notice of its intention to vacate the Premises prior to the end of the term of the Lease and no controversy or dispute exists between Landlord and Tenant. Tenant’s interest under the Lease has not been assigned, by operation of law or otherwise, and no sublease, concession agreement or license covering the Premises or any portion thereof has been entered into by Tenant, except as follows:                                          .

9. Tenant is actually using the Premises for the following purposes:                                          .

10. Landlord has not granted to Tenant any free rent periods or tenant improvement contributions under the Lease, and Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease, except:                                          .

11. Tenant has no options to expand, or extend the term of the Lease, or an option or preferred right or right of first refusal to purchase any portion of the Property except:                                          .

12. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

13. The person executing this estoppel certificate on behalf of Tenant hereby certifies that he/she has knowledge of the matters stated herein and has the authority to execute this estoppel certificate on behalf of Tenant.

14. Tenant acknowledges that, if Purchaser or its assigns acquire the Premises, the landlord’s interest in the Lease will be assigned to Lenders, as security for a mortgage loan to be made by Lenders, encumbering the Premises, and confirms that said assignment does not constitute a default under the Lease. Tenant hereby agrees that the subordination and attornment provisions of the Lease shall apply for the benefit of Lenders, and their respective successors and assigns, with respect to any mortgage loan, and all extensions, renewals, increases and modifications thereof.

The undersigned understands that Purchaser or its assigns is acquiring the Premises and Lenders, will make a mortgage loan secured by the Premises, each in reliance upon the certifications and agreements set forth herein, and agrees that Purchaser, Lenders, and their respective successors and assigns may rely upon the certifications and agreements for that purpose. The undersigned agrees that Lenders, may assign this estoppel and any of Lender’s rights hereunder to any assignee of Lender’s note and mortgage or to any purchaser of the Premises at a foreclosure sale or to any purchaser of the Premises from such Lender.

IN WITNESS WHEREOF, the undersigned Tenant has executed and delivered this Estoppel Certificate as of the      day of             , 201  .

By:
Print Name:
Title:

EXHIBIT G

TENANT NOTIFICATION LETTER

            , 20

[Name and Address of Tenant]

Re:

Dear Tenant:

Please be advised that:

1.                      (“Purchaser”) has purchased the captioned property (the “Property”) from                      (“Seller”).

2. In connection with such purchase, Seller has transferred your security deposit in the amount of $         (the “Security Deposit”) to Purchaser. Purchaser specifically acknowledges the receipt of and sole responsibility for the return of the Security Deposit.

3. All rental and other payments that become due subsequent to the date hereof should be payable to Purchaser and should be delivered to the following address:

c/o

Attention:

4. Copies of any notices to landlord under your lease should be delivered to the following address:

Attention:

[Signature page follows.]

G - 1

WITNESSES:	PURCHASER:

, a

By:
Print Name:
Print Name:	Title:

Print Name:

SELLER:

, a

By:
Print Name:	Print Name:
Title:

Print Name:

G - 2

EXHIBIT H

DISCLOSURE SCHEDULE

Seller discloses the following items with regards to its representations, warranties and covenants set forth in Article IX of this Contract.

[TO BE COMPLETED BY SELLER, AS APPROPRIATE]

SELLER AGREES THAT ATTACHMENT OF THIS SCHEDULE TO THIS CONTRACT DOES NOT INDICATE PURCHASER’S ACCEPTANCE OF THE ABOVE ITEMS NOR MODIFY OR OTHERWISE WAIVE ANY OF PURCHASER’S RIGHTS UNDER THIS CONTRACT, INCLUDING PURCHASER’S RIGHT, FOR ANY OR NO REASON, TO TERMINATE THIS CONTRACT DURING THE REVIEW PERIOD.

H - 1

EXHIBIT I

DECLARATION ESTOPPEL CERTIFICATE

THE STATE OF	§
PRESENTS:	§	KNOW ALL MEN BY THESE
COUNTY OF	§

THIS DECLARATION ESTOPPEL CERTIFICATE (this “Certificate”) has been executed this     day of             , 20    , by                      (“Owner”) and                                           ARCHITECTURAL CONTROL COMMITTEE (the “Committee”) to and for the benefit of                              (“Carter”). Owner and Committee are collectively referred to as “Declarant” and Carter and its successors and assigns are collectively referred to as “Beneficiary”.

R E C I T A L S:

A. Beneficiary has now or will soon hereafter acquire fee title to that certain project located at                      (the “Property”). The current Owner of the Property is                      (“Seller”).

B. Reference is made to that certain [Declaration of Covenants and Restrictions] dated             ,         , recorded under File No.                     ,              County,                     , as amended by instruments dated                     ,             , recorded under                     ,                     ,             , recorded under                      and                      and                     ,              under                      (such instrument, as so amended and assigned, is hereinafter referred to as the “Declaration”). Unless otherwise defined herein, all initially capitalized terms have the respective meanings assigned to such terms in the Declaration.

C. As a condition to Beneficiary’s acquisition of the Property, Beneficiary has requested and Declarant has agreed to deliver this Certificate with respect to certain matters covered under the Declaration. Beneficiary would not have agreed to acquire the Property in the absence of this Certificate.

In consideration of the recitals set forth above, Declarant hereby certifies to Beneficiary, and otherwise consents and approves, the following:

ARTICLE I

DECLARATION MATTERS

Section 1.01 Declaration. The Declaration is currently in full force and effect and has not, except as noted above, been modified or otherwise amended. The

Declaration does not contain any reacquisition or similar options. Seller has not defaulted under, nor otherwise violated the terms set forth in, the Declaration. The current members of the Committee are:

____________________________________________

____________________________________________

____________________________________________.

Section 1.02 Assessments. All general and special assessments or other payments due with respect to the Property have been paid in full and no amounts are currently due and owing. No default assessments have been levied against the Property nor have any assessment or similar liens been filed against the Property. The general assessments and the special assessments levied and expected to be levied under the Declaration for the                      and                      calendar years in the aggregate and the portion thereof allocable to the Property are as follows:

	Aggregate	Property Share
General	$-20	$-20
Special	$-20	$-20

Section 1.03 Improvements. Declarant has reviewed and approved all information, if any, concerning the improvements located upon the Property (collectively, the Improvements”) which is required to be submitted to Declarant for approval under the Declaration. All Improvements have been constructed and are otherwise in full compliance with the Declaration. The current use and operation of the Property does not violate the Declaration and the Property satisfies (or has been granted a permitted variance from) all setback, parking, outside storage, landscaping, signage, screening and other construction requirements set forth in the Declaration.

Section 1.04 Notice. Effective upon Declarant’s receipt of written notice of Beneficiary’s acquisition of the Property, (a) Beneficiary will be entitled to all voting and other benefits under the Declaration with respect to the Property; and (b) all notices, demands or other written communication delivered by Declarant under the Declaration or any other instrument applicable thereto, must be delivered to Beneficiary in the manner set forth therein to the following address (or such other or further addresses as Beneficiary may hereafter designate):

Attention:

ARTICLE II

MISCELLANEOUS

Section 2.01 Authority. All approvals and other actions required to authorize Declarant’s execution of this Certificate have been received or otherwise taken.

Section 2.02 Reliance. Declarant acknowledges that Beneficiary has the right to rely and will rely upon this Certificate in connection with Beneficiary’s acquisition of the Property.

IN WITNESS WHEREOF, this Certificate has been executed as of (but not necessarily on) the date and year first above written.

OWNER:

By:
Print Name:
Title:

COMMITTEE:

ARCHITECTURAL CONTROL COMMITTEE

By:
Print Name:
Title:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of             , 20    , by                     , a                      of                     , as managing partner of                     , a                     , on behalf of such entity.

_______________________________________________________________
[Notarial Seal]	Notary Public, State of ____________________________________________
Print Name: ____________________________________________________
My Commission Expires: __________________________________________

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of             , 20    , by                     , a member of the             Architectural Control Committee, on behalf of such entity.

_______________________________________________________________
[Notarial Seal]	Notary Public, State of ____________________________________________
Print Name: ____________________________________________________
My Commission Expires: __________________________________________

EXHIBIT J

FORM OF REPRESENTATION LETTER

We are providing this letter in connection with your audit of the historical statement of certain revenues and certain expenses of [            ], located at [            ] (the “Property”) for the purpose of expressing an opinion as to whether the historical statement presents fairly, in all material respects, certain revenues and certain expenses for the year ended December 31, 20[  ] of the Property on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America. We confirm that we are responsible for the following:

a. The fair presentation in the historical statement of certain revenues and certain expenses on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

b. The design and implementation of programs and controls to prevent and detect fraud.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit.

i. The financial statements referred to above are fairly presented on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

ii. We have made available to you all financial records and related data.

iii. We have no knowledge of any fraud or suspected fraud affecting the Property involving (1) management, (2) employees or (3) others where the fraud could have a material effect on the financial statements.

iv. We have no knowledge of any allegations of fraud or suspected fraud affecting the Property received in communications from employees, former employees, analysts, regulators, short sellers, or others.

v. There are no unasserted claims or assessments that legal counsel has advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5, Accounting for Contingencies.

vi. Related-party transactions have been appropriately identified, properly recorded, and disclosed in the financial statements.

vii. No events have occurred subsequent to December 31, 20[    ] that require consideration as adjustments to or disclosures in the financial statements.

(CEO Signature and Title)	(CFO Signature and Title)

J - 1

EXHIBIT K

PLANS AND SPECIFICATIONS

K - 1

EXHIBIT L

OPERATING TENANT LEASE

The Lease Agreement shall contain the following minimum terms: [Internal note: Please confirm.]

1)	Landlord shall be Seller.

2)	Tenant shall be .

3)	The term shall be for a minimum of twenty (20) years.

4)	The Lease shall provide for 1 renewal of 5 years.

5)	The Lease shall provide for annual rent escalations of the greater of (i) the consumer price index, or (ii) two percent (2.00%).

6)	The Lease shall provide that Tenant be responsible for all expenses of the property, including, but not limited to, all operating expenses, real estate taxes, insurance, roof and structural maintenance and all other expenses related to the building.

7)	The Lease shall include all other terms which may be mutually agreed upon between Lender, Landlord and Tenant.

8)	The Base Rent for Year 1 of the Lease will be based on an Eleven and One Quarter Percent (11.25%) return on final project cost (currently estimated to be $ ).

9)	The Guarantor shall be Post Acute Medical LLC.

L - 1

EXHIBIT M

MEMORANDUM OF PURCHASE CONTRACT

This instrument was prepared by

and should be return to:

Stephen L. Kussner, Esquire

GrayRobinson

P.O. Box 3324

Tampa, Florida 33602

813.273.5000

MEMORANDUM OF AGREEMENT

This Memorandum of Agreement is made this      day of                 , 201   (the “Memorandum”) by and between                     , a                     , whose address is                                           (herein referred to as “Seller” or “Borrower”) and Carter Validus Properties, LLC, a Delaware limited liability company whose address is 4211 W. Boy Scout Boulevard, Suite 500, Tampa, Florida 33607 (“Buyer”).

KNOW ALL MEN BY THESE PRESENTS THAT:

1.	Seller is currently the owner of that certain real property located in Webster, Texas (the “Property”), more particularly described on Exhibit “A” attached hereto and incorporated herein by reference which Seller is conveying to Buyer pursuant to that certain Purchase Agreement by and between Seller and Purchaser dated effective , 2013 (the “Contract”).

2.	A copy of the provisions set forth in the Contract may be obtained from Purchaser, from the address set forth in this Memorandum.

3.	Any person who acquires an ownership interest in any portion of the Property acquires it with notice of, and subject to, the terms, conditions and limitations imposed by the Contract.

4.

This Memorandum of Agreement is made in short form for the purpose of placing of record a notice of the existence of said Contract. All of the terms, conditions, provisions and covenants of the Contract are incorporated in this Memorandum by reference as though written out at length herein. In the event of any inconsistency between the provisions of this Memorandum and those of the Contract, the provisions of the Contract shall control. Copies of the Contract are held by Seller and Purchaser at their respective addresses first set forth above. All persons should review the entire Contract in order to understand all of the terms and conditions of the Contract. All capitalized terms not defined in the Memorandum of Agreement shall have the same meanings as those set forth in the Contract, as applicable.

5.	Upon execution and recordation of a termination of this Memorandum, the entire Property shall be released from the encumbrances and commitments of the Contract. For this purpose such a certificate executed by Purchaser shall bind all parties.

6.	This Memorandum may not be amended, modified, or terminated without the execution by all parties to this Memorandum.

[Signature page follows.]

Witnesses:	SELLER:

, a

Print Name:

By:
Name:
Print Name:	Title:

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me on             , 2013, by                     , the                      of                     , a                     , on behalf of such limited partnership.

Witness my hand and official seal.

Notary Public

Printed Name of Notary:

My commission expires:

Witnesses:	PURCHASER:

CARTER VALIDUS PROPERTIES, LLC, a Delaware limited liability company

Print Name:
By:
Print Name:
Print Name:	Title:

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me on             , 2013, by                     , the                     of Carter Validus Properties, LLC, a Delaware limited liability company, on behalf of such limited partnership.

Witness my hand and official seal.

Notary Public

Printed Name of Notary:

My commission expires:

EXHIBIT “A”

INSERT LEGAL

EXHIBIT N

SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

After Recording Return to:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Grantor #1 (Landlord):

Grantor #2 (Tenant):

Grantee (Lender):

Abbreviated Legal Description:

Official Legal Description on Exhibit A

Assessor’s Tax Parcel ID #

Reference No.	N/A

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the      day of             , 20      by and between:

(“Lender”),
and

having an address at

(“Tenant”).

RECITALS:

A. Tenant is the holder of a leasehold estate in a portion of those certain premises located in the City of                     , County of                     , State of                     , and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”) under and pursuant to the provisions of a certain lease dated                     , between                     , a                     , as landlord (“Landlord”), and             , as tenant (the “Lease”); and

B. Landlord is the owner in fee simple of the Property and the landlord under the Lease (“Landlord”); and

C. Lender is the agent for lenders which have made a loan or are about to make a loan to Carter Validus Operating Partnership LP, a Delaware limited partnership, as borrower (“Borrower”) evidenced or to be evidenced by one or more promissory notes made by Borrower to the order of such lenders (as amended, restated, replaced, consolidated, supplemented or otherwise modified from time to time, collectively, the “Note”) and secured or to be secured by that certain Mortgage/Deed to Secure Debt/Deed of Trust and Security Agreement (as the same may be modified, amended or restated from time to time, the “Security Instrument”) and that certain Assignment of Leases and Rents (as the same may be modified, amended or restated from time to time, the “Assignment of Rents”) granted by Landlord to or for the benefit of Lender and encumbering the Property; and

D. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond any applicable notice or grace period.

3. ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, whereupon, subject to the observance and performance by Tenant of all the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term with the same force and effect as if Purchaser were the lessor under the Lease subject to the terms of Section 4 of this Agreement; provided, however, that Purchaser shall not be:

liable for any past act, omission, neglect, default or breach of representation or warranty of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”), provided that so long as Purchaser has received written notice and a reasonable opportunity to cure, the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser became the owner of the Property, and (ii) violate Purchaser’s obligations under the Lease; provided further, however, that the foregoing shall not obligate Purchaser for any damages arising from such past act, omission, neglect, default or breach of representation or warranty of any Prior Landlord;

subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property;

liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser;

bound by any obligation which may appear in the Lease to perform any improvement work to the Property;

bound by any obligation which may appear in the Lease to pay any sum of money to Tenant;

bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser;

bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, prior to the time Purchaser succeeded to Landlord’s interest; or

responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation unless Purchaser is obligated under the Lease to make such repairs and Purchaser receives insurance proceeds or condemnation awards sufficient to finance the completion of such repairs.

In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4. NOTICE TO TENANT. After notice is given to Tenant by Lender that an Event of Default (as defined in the Security Instrument) exists under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the Assignment of Rents, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments. Tenant shall have the right to rely on the Lender’s notice and any payments made to Lender shall be fully credited to Tenant’s obligations under the Lease.

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant agrees to simultaneously notify Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or abate or reduce the rent payable thereunder, and Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective unless Lender has received notice of the same and has failed within forty-five (45) days after both Lender’s receipt of said notice and the time when Lender shall have become entitled under the Security Instrument (as hereinafter defined) to remedy the same, to commence to cure the default which gave rise to the cancellation or termination of the Lease or abatement or reduction of the rent payable thereunder and thereafter diligently prosecutes such cure to completion, provided that in the event Lender cannot commence such cure without possession of the Property, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective if Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. In addition, if such default is not susceptible of cure by Lender and Lender obtains possession of the Property, such default shall be waived. Notwithstanding the foregoing, Lender shall have no obligation to cure any default by Landlord except as provided in Section 3 in the event Lender shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument.

6. NOTICES. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Tenant:

Attention:

With a copy to:

Attention:

If to Lender:

With a copy to:

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of                      and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of                     .

9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

, a

By:
Name:
Its:

STATE OF	)
)
COUNTY OF	)

On             , 2013, before me,                                          , Notary Public, personally appeared                                         , personally known to me to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity as                      of                     , a                     , as Agent, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

10.	Notary Public

11.	My commission expires:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TENANT:

a
By:
Name:
Its:

STATE OF	)
)
COUNTY OF	)

On             , 2013, before me,                                          , Notary Public, personally appeared                                         , personally known to me to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity as                      of                     , a                      and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

12.	Notary Public

13.	My commission expires:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

The undersigned hereby joins in the execution of this Agreement in order to evidence its acceptance of, and agreement to, the provisions of Section 4 hereof.

LANDLORD:

,
a

By:
Name:
Its:

STATE OF	)
)
COUNTY OF	)

On             , 20    , before me,                                          , Notary Public, personally appeared                                         , personally known to me to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity as                      of                     , a                     , and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My commission expires:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit “A”

Legal Description